EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated March 23, 2001, included in this Form 10-KSB in the previously filed Registration Statement of Sitestar Corporation and subsidiaries on Form S-8 (File No. 333-50946, effective November 30, 2000).



/s/  STONEFIELD JOSEPHSON, INC.

STONEFIELD JOSEPHSON, INC.

Santa Monica, California
April 16, 2001